Exhibit 10.1

SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT

This Second Amendment to Loan and Security Agreement (the “Amendment”) is entered into as of June 10, 2016 by and between HERITAGE BANK OF COMMERCE (“Bank”) and LIME ENERGY CO. (“Borrower”).

RECITALS

A.            Borrower and Bank are parties to that certain Loan and Security Agreement dated as of July 24, 2015 (as the same may from time to time be further amended, modified, supplemented or restated, the “Agreement”).

B.            Borrower has asked to amend the Agreement.  Bank is willing to do so, on the terms and conditions and in reliance upon the representations and warranties set forth in this Amendment.

AGREEMENT

NOW, THEREFORE, the parties agree as follows:

1.             Bank waives the Event of Default caused by Borrower’s failure to comply with Section 6.9(b) of the Agreement for the period ended December 31, 2015 and, only to the extent that the below amendment was not in effect as at March 31, 2016,  for the period ending March 31, 2016.  This waiver is for that particular Event of Default, is not a continuing waiver, and does not constitute a course of conduct.  Borrower shall comply with all provisions of the Agreement, including Section 6.9, at all times after the date hereof.

2.             The following definitions are hereby added to or amended and restated in Section 1.1 of the Agreement as follows:

“Revolving Line” means a credit extension of up to Ten Million Dollars ($10,000,000) (inclusive of the aggregate face amount of Letters of Credit issued under the Letter of Credit Sublimit)

“Revolving Maturity Date” means July 24, 2018.

3.             Section 6.9(b) is amended to read as follows:

EBITDA.  Borrower and its Subsidiaries, on a consolidated basis, shall maintain (i) a rolling 4-quarter EBITDA, measured as of the last day of each quarter, of at least $2,179,000 for the quarter ending March 31, 2016, $2,006,000 for the quarter ending June 30, 2016, $2,437,000 for the quarter ending September 30, 2016, and $3,995,000 for the quarter ending December 31, 2016.  Borrower and Bank shall agree by January 15, 2017 on the appropriate standard for each quarter of 2017, based on projections delivered by Borrower to Bank, provided that if they do not agree, then all amounts outstanding under this Agreement shall become due and payable on March 31, 2017.  Borrower and Bank shall agree by January 15, 2018 on the appropriate standard for each quarter of 2018, based on projections delivered by Borrower to Bank, provided that if they do not agree, then all amounts outstanding under this Agreement shall become due and payable on March 31, 2018.

4.             Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement.  The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects.  Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.  Borrower ratifies and reaffirms the continuing effectiveness of all agreements entered into in connection with the Agreement.

5.             Borrower represents and warrants that the representations and warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.

6.             This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

7.             As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:

(a)           this Amendment, duly executed by each Borrower;

(b)           an Affirmation of Subordination by Bison Partners IV, LP;

(c)           an Affirmation of Guaranty;

(d)           approval by Bank of Borrower’s financial statements as of March 31, 2016 and confirmation that Borrower is in compliance with all provisions of the Agreement as of such date;

(e)           an amount equal to all Bank Expenses incurred through the date of this Amendment; and

(f)            such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

“Borrower”

LIME ENERGY CO.

By:	/s/ Bruce Torkelson
Name: Bruce Torkelson
Title: CFO

“Bank”

HERITAGE BANK OF COMMERCE

By:	/s/ Michael Hansen
Name: Michael Hansen
Title: SVP and Manager